Exhibit 10.1

                                  INNOVEX, INC.
                             STOCK OPTION AGREEMENT

         This Option is hereby issued pursuant to the terms and conditions set forth in this Option Agreement (the "Agreement") and is not issued pursuant to any existing Stock Option Plan of Innovex, Inc. (the "Company").

I.       NOTICE OF STOCK OPTION GRANT

         Optionee:   Stephen S. Lai

         You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Option Agreement, as follows:

         Date of Grant                           May 6, 2009

         Vesting Commencement Date               May 6, 2010

         Exercise Price per Share                $0.22

         Total Number of Shares Granted          225,000

         Type of Option                          Nonstatutory Stock Option

         Term/Expiration Date                    May 6, 2019


         1. Exercise and Vesting Schedule. This Option may be exercised in whole or in part and shall vest in accordance with the following vesting schedule:

         a. One-third of the total number of options granted hereunder shall vest on the Vesting Commencement Date;

         b. One-third of the total number of options granted hereunder shall vest on the first anniversary of the Vesting Commencement Date; and

         c. One-third of the total number of options granted hereunder shall vest on the second anniversary of the Vesting Commencement Date.

         2. Termination Period. This Option may be exercised, to the extent it is then vested, for 30 days after termination of employment; provided, however, that if the employment is terminated as a result of the Optionee's deliberate, willful or gross misconduct as determined by the Compensation Committee of the Board, if any, or such other committee of the Board of Directors as may be designated, all rights under this Option Agreement shall terminate and expire upon such termination. Notwithstanding the foregoing:

               2.1 If the Optionee dies while in the employ of the Corporation or a Subsidiary, or within not more than one month after termination of his or her employment, the Optionee's rights under the option may be exercised in whole or in part, without regard to any installment exercise restrictions, at any time within six months following such death by his or her personal representative or by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution.

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               2.2    If the employment of the Optionee is terminated because of permanent disability, the Optionee, or his or her legal representative, may at any time within not more than six months after termination of his or her employment, exercise his or her Option rights in whole or in part, without regard to any installment exercise restrictions.


II.      AGREEMENT

         1. Grant of Option. The Company hereby grants to the Optionee named in the Notice of Grant above (the "Optionee"), an option (the "Option") to purchase a number of Shares, as set forth above, at the exercise price per share set forth above (the "Exercise Price"), subject to the terms and conditions set forth in this Option Agreement.

         The Option will be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). Any or all functions of the Committee specified in this Agreement may be exercised by the Board of Directors, unless this Agreement specifically states otherwise. The Committee has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Option as it may, from time-to-time, deem advisable; to interpret the terms and provisions of this Option Agreement and to otherwise supervise the administration of the Option. The Committee may not amend, alter or terminate the Option without the written consent of Optionee. All decisions made by the Committee pursuant to this Agreement will be final and binding on all persons, including the Company and Optionee.

         2.    Exercise of Option.

               (a) Right to Exercise. Subject to subsection (i) below, this Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the provisions of this Option Agreement; provided, however, that the Committee may, in its discretion, accelerate the exercise date for any unexercisable options when the Committee deems such action to be appropriate under the circumstances. In the event of Optionee's death, disability or other termination of Optionee's employment, the exercisability of the Option is governed by Section 2 of Article I of this Option Agreement.

                      (i) Extraordinary Corporate Transactions. In the event that one of the following occur, the Optionee shall have the right within a 30-day period prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or similar occurrence, to exercise any unexpired Option granted hereunder without regard to any installment exercise restrictions:

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                             1)    upon dissolution or liquidation of the
                                   Corporation, or similar occurrence,
                             2) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Corporation will not be a surviving entity or
                             3) upon a transfer of substantially all of the assets of the Corporation or more than 80% of the outstanding Common Stock.

               (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the principal financial officer of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

               No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

         3. Method of Payment. Payment of the aggregate Exercise Price shall be by either by certified or bank check, or by any other form of legal consideration deemed sufficient by the Committee, including a properly executed exercise notice together with irrevocable instructions to a broker acceptable to the Company to promptly deliver to the Company the amount of sale proceeds to pay the exercise price. As determined by the Committee, in its sole discretion, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Optionee. No shares of Stock shall be issued until full payment therefore has been made. An Optionee shall have the rights to dividends and other rights of a shareholder with respect to shares subject to the option when the Optionee has given written notice of exercise and has paid in full for such shares.

         4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

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         6.    Registration. If any law or regulation of the Securities and
Exchange Commission or of any other body having jurisdiction shall require the Corporation or the Optionee to take any action in connection with the exercise of an option, then notwithstanding any contrary provision of this Option agreement, the date for exercise of such Option and the delivery of the shares purchased thereunder shall be deferred until the completion of the necessary action. In the event that the Corporation shall deem it necessary, the Corporation may condition the grant or exercise of an Option granted under this Agreement upon the receipt of a satisfactory certificate that the Optionee is acquiring the option or the shares obtained by exercise of the Option for investment purposes and not with the view or intent to resell or otherwise distribute such Option or shares. In such event, the stock certificate evidencing such shares shall bear a legend referring to applicable laws restricting transfer of such shares. In the event that the Corporation shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any shares with respect to which an option shall have been granted or exercised, then the Optionee shall cooperate with the Corporation and take such action as is necessary to permit registration or qualification of such Options or shares.

         7. Tax Withholding. Upon notification of the amount due and prior to, or concurrently with, the delivery to the Optionee of a certificate representing any shares purchased pursuant to the exercise of an option, the Optionee shall promptly pay to the Corporation any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

         8. Notices. Notices required hereunder shall be given in person or by first class mail to the address of Optionee shown on the records of the Company, and to the Company at its principal executive office.

         9. Survival of Terms. This Agreement shall apply to and bind Optionee and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         10. Entire Agreement; Governing Law; Notice. This Option Agreement, together with Exhibit A, constitute the entire agreement of the parties with respect to the subject matter of this Option Agreement and supersedes in its entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Minnesota.

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT WITH OR WITHOUT CAUSE.

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         By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Option Agreement. Optionee has reviewed Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement.


OPTIONEE                                             INNOVEX, INC.


/s/ Stephen L. Lai                    By:  /s/ Terry M. Dauenhauer
-----------------------------              -------------------------------------
Stephen S. Lai                             Terry M. Dauenhauer
                                      Its: President and Chief Executive Officer





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                                                                       EXHIBIT A
                                                                       ---------

                                  INNOVEX, INC.

                                 EXERCISE NOTICE


Innovex, Inc.
3033 Campus Drive, Suite E180
Plymouth, MN 55441
Attention:     Principal Financial Officer

         1. Exercise of Option. Effective as of today, _____________________, _____________________, the undersigned ("Purchaser") hereby elects to purchase
_________ shares (the "Shares") of the Common Stock of Innovex, Inc. (the "Company") under and pursuant to the Stock Option Agreement dated November ___, 2009 (the "Option Agreement"). The purchase price for the Shares shall be $______________, as required by the Option Agreement.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

         3. Representation of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. Rights as Shareholder. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares.

         5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

         6. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and such agreement is governed by Minnesota law except for that body of law pertaining to conflict of laws.

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Submitted by:                              Accepted by:

OPTIONEE:                                  INNOVEX, INC.



_________________________________          By:_____________________________
       Signature


_________________________________          Its:____________________________

       Print Name

---------------------------------
       Social Security Number


Address:

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